UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2007

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-26749	11-2581812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Harbor Park Drive, Port Washington, New York 11050

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 23, 2007, National Medical Health Card Systems, Inc. (“NMHC”) entered into a chairman agreement with Thomas W. Erickson. The information regarding the chairman agreement set forth under Item 5.02, “Departure of Directors or Principal Officers; election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,” is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2007, David E. Shaw voluntarily resigned from his position as a member of NMHC’s board of directors (the “Board”) to pursue other interests, effective immediately. Mr. Shaw’s letter of resignation advised that he does not intend to submit any notice of disagreement with NMHC or the Board on any matter relating to NMHC’s operations, policies or practices. Also on February 23, 2007, G. Harry Durity voluntarily resigned as chairman of the Board, but will remain a member of the Board and serve as the chair of the newly-created executive committee of the Board.

Mr. Shaw served on the Board as a designee of New Mountain Partners, L.P. (“New Mountain”) and New Mountain Affiliated Investors, L.P. (“NMAI”, together with New Mountain, the “New Mountain Funds”), holders of NMHC’s Series A 7% Convertible Preferred Stock (the “Series A Preferred Stock”). In accordance with the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock, the New Mountain Funds elected Thomas W. Erickson, 56, to the Board, filling the vacancy created by Mr. Shaw’s resignation.

The Board has elected Mr. Erickson the non-executive chairman of the Board, effective February 23, 2007, assuming the chairmanship of the Board following Mr. Durity’s resignation as chairman. Mr. Erickson has also been appointed as a member of NMHC’s executive committee.

NMHC has entered into a chairman agreement, dated February 23, 2007, with Mr. Erickson (the “NMHC Chairman Agreement”). The NMHC Chairman Agreement is for a term of one year and provides for a payment of $250,000 for such year of service. Upon the request of Mr. Erickson at any time during the term of the NMHC Chairman Agreement, NMHC will provide or reimburse Mr. Erickson for health, life and disability insurance and other benefits having terms and benefits commensurate with those now generally made available or later made generally available to NMHC’s most senior employees. Mr. Erickson will also be entitled to receive a one-time stock option award for 100,000 shares of NMHC pursuant to NMHC’s 1999 Stock Option Plan (the “Plan”) upon approval by the disinterested members of the Compensation Committee or Board on a date as soon as practicable following, but in no event more than seven days after, the date on which NMHC is no longer delinquent in respect of its obligation to file quarterly reports with the Securities and Exchange Commission. The exercise price of such options will be the closing price on the effective date of the grant. The options will become exercisable upon the satisfaction of the following two conditions: (i) Mr. Erickson shall have been a director of NMHC for at least one year from the date of the NMHC Chairman Agreement, or shall have resigned at the request of the Board or have been otherwise involuntarily terminated (in either case other than for cause) on or prior to the first anniversary of the date of the NMHC Chairman Agreement and (ii) a change in control of NMHC shall have occurred. The options would also immediately vest upon a change of control of NMHC prior to the first anniversary of the date of the NMHC Chairman Agreement. In addition, if Mr. Erickson’s service on the Board terminates prior to the first anniversary of the date of the NMHC Chairman Agreement as a result of his death or permanent and total disability, and a change of control should later occur during the ten years following the date of the option grant, then a portion of the 100,000 options (proportionate to the number of days of service Mr. Erickson completed prior to his death or permanent and total disability compared to 365) shall vest immediately upon and be exercisable by Mr. Erickson (or his estate or personal representative) in connection with the change of control. The terms of the Chairman Agreement with NMHC set forth in this Item 5.02 are qualified in their entirety by reference to the text of such agreement, a copy of which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Since January 2007, Mr. Erickson has been providing consulting services to New Mountain Capital, L.L.C. (“New Mountain Capital”), an affiliate of the New Mountain Funds. Mr. Erickson and New Mountain Capital are currently negotiating the final terms of a consulting agreement (the “New Mountain Agreement”) pursuant to which it is anticipated that Mr. Erickson will provide, through ECG Ventures, Inc., of which Mr. Erickson is President and Chief Executive Officer, strategic management services to New Mountain Capital with respect to its current and prospective investment activities, including with respect to NMHC. The New Mountain Agreement is expected to have a term of one year and provide for a payment of $500,000 for such year of service. In addition, the New Mountain Agreement is anticipated to contain two bonus arrangements. Under the first bonus arrangement, New Mountain Capital is anticipated to pay Mr. Erickson a bonus of $1 million at the time that the New Mountain Funds have exited their investment in NMHC (in whole or in part) and have received a return equal to or greater than their investment. Under the second bonus arrangement, New Mountain Capital is anticipated to pay Mr. Erickson a bonus based on the increase in NMHC’s common stock price over $12.41 (which was the closing price of NMHC’s common stock shortly after Mr. Erickson and New Mountain first discussed whether Mr. Erickson would consider providing services to New Mountain Capital), to be paid periodically as the New Mountain Funds exit from their investment in NMHC. These bonuses are anticipated to be prorated if Mr. Erickson’s service to New Mountain Capital ends prior to the expiration of the term by reason of his death or permanent disability. In addition, Mr. Erickson is not anticipated to be entitled to these bonuses if, prior to the expiration of the term, his services are terminated by reason of a termination for cause or a voluntary resignation by Mr. Erickson. Mr. Erickson’s entitlement to any unpaid bonus (or portion thereof) is anticipated to end if Mr. Erickson engages in business activities that compete with NMHC’s business activities.

Mr. Erickson currently serves as Chairman of the Board of PATHCare, Inc., an operator of long term care facilities with 29 locations, a position he has held since March 2006. From June 2004 to June 2006, Mr. Erickson served as Chairman of the Board of Trans Healthcare, Inc., an operator of long term care facilities with 225 locations. From December 2002 to August 2005, Mr. Erickson served as Chairman of the Board, and, from February 2003 to August 2005, as Interim President and Chief Executive Officer of LifeCare Holdings, Inc., the parent company of a chain of 21 long term acute care hospitals operating in nine states. From September 2002 to May 2004, Mr. Erickson served as interim President and Chief Executive Officer of Luminex Corporation (NASDAQ: LMNX), a developer, manufacturer and marketer of proprietary biological testing technologies with applications in life science research, clinical diagnostics and genetic analysis. Mr. Erickson is currently a member of Luminex’s Board of Directors and serves as Chairman of its Executive Committee, a position he has held since May 2004. From July 2000 to March 2004, Mr. Erickson served as a member of the Board of Directors of Omega Healthcare Investors, Inc. (NYSE: OHI), a healthcare real estate investment trust consisting primarily of 268 skilled nursing and assisted living facilities in 29 states. From October 2000 to June 2001, Mr. Erickson was interim President and Chief Executive Officer of Omega Healthcare Investors and from June 2001 to January 2002 served as a management consultant to Omega Healthcare Investors. None of PATHCare, Inc., Trans Healthcare, Inc., LifeCare Holdings, Inc., Luminex Corporation, Omega Healthcare Investors, Inc. or ECG Ventures, Inc. is a parent, subsidiary or other affiliate of NMHC.

There is no family relationship between Mr. Erickson and any director, executive officer or person nominated or chosen by NMHC to become a director or executive officer. Except as otherwise described herein, there are no transactions in which Mr. Erickson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Erickson and the resignation of Mr. Shaw is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description
10.1	Chairman Agreement, dated February 23, 2007, by and between National Medical Health Card Systems, Inc., and Thomas W. Erickson.

99.1	Press Release issued by National Medical Health Card Systems, Inc., dated February 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Medical Health Card Systems, Inc.

By:	/s/ James F. Smith
Name:	James F. Smith
Title:	Chief Executive Officer and President

Dated: February 28, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Chairman Agreement, dated February 23, 2007, by and between National Medical Health Card Systems, Inc., and Thomas W. Erickson.

99.1	Press Release issued by National Medical Health Card Systems, Inc., dated February 23, 2007.